                                                                    EXHIBIT 99.3

                                1.  TITLE PAGE

                     INTEGRATED CLINICAL STATISTICAL REPORT

                                (INTERIM REPORT)


              A 12 MONTH FOLLOW-UP STUDY OF PATIENTS ENROLLED IN A

                         PROSPECTIVE MULTI-CENTER STUDY

               TO DETERMINE THE EFFECTIVENESS OF T-WAVE ALTERNANS

                          IN PREDICTING SUSCEPTIBILITY

                           TO VENTRICULAR ARRHYTHMIAS

-----------------------------------------------------------------------------------------
INDICATION:                       Patients referred for evaluation of known or suspected
                                  cardiac arrhythmias and enrolled in Protocol
                                  95-CH2000-3.0
-----------------------------------------------------------------------------------------
METHODS:                          Follow-up of a prospective, multi-center, open-label,
                                  single-test comparison study (95-CH2000-3.0)
-----------------------------------------------------------------------------------------
SPONSOR NAME AND ADDRESS:         Cambridge Heart, Inc.
                                  1 Oak Park Drive
                                  Bedford, MA 01730
-----------------------------------------------------------------------------------------
PROTOCOL IDENTIFICATION:          Protocol 95-CH2000-3.1
-----------------------------------------------------------------------------------------
REGULATORY STATUS:                Non-significant-risk device CH 2000 510(k) Numbers
                                  K950018 and K981697(pending); Hi-Res electrodes
                                  K962115.,
-----------------------------------------------------------------------------------------
STUDY INITIATION DATE:            October 25, 1996 (First patient enrolled in Protocol
                                  3.0)
-----------------------------------------------------------------------------------------
STUDY COMPLETION DATE:            Interim Report: Patients enrolled on or before
                                  February 28, 1998; Follow-up data received as of June
                                  30, 1998
-----------------------------------------------------------------------------------------
INVESTIGATORS:                    Refer to Section 6 for a list of Investigators.
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
SIGNATURES:
-----------------------------------------------------------------------------------------
COMPLIANCE STATEMENT:             This study was performed in compliance with Good
                                  Clinical Practices (GCP).
-----------------------------------------------------------------------------------------
DATE OF REPORT:                   August 20, 1998
-----------------------------------------------------------------------------------------

                                August 20, 1998

2.   STUDY SYNOPSIS


==========================================================================================================
Title of Study: A 12 Month Follow-Up Study of Patients Enrolled in a Prospective Multi-Center Study To
Determine The Effectiveness Of T-Wave Alternans In Predicting Susceptibility To Ventricular Arrhythmias

==========================================================================================================
Investigators: Refer to Section 6 for a list of Investigators.

==========================================================================================================
Study Center(s): Refer to Section 6 for a list of study centers.

==========================================================================================================
Publication (reference): None.

==========================================================================================================
Studied period (years): 1 year, 8 months                       Regulatory status: Non-significant-risk
(date of first enrollment): 10/25/96                           device: CH 2000 510(k) Numbers K950018 and
(date of last completed): Study is Ongoing                     K981697(pending); Hi-Res electrodes
                                                               K962115.

==========================================================================================================
Objectives: The objective of this study was to demonstrate that, in patients being evaluated for known, suspected or risk of cardiac arrhythmias, the presence of T-wave alternans (TWA) measured during exercise using the CH 2000 spectral method, was predictive of a spontaneous ventricular tachyarrhythmic event (VTE). In addition, an analysis was performed of the ability of T-wave alternans to predict a combined endpoint of VTE or death. Finally, an analysis was made of signal-averaged electrocardiogram
(SAECG) and EP study results with regard to their prediction of both endpoints: (1) VTE and (2) VTE or death.
==========================================================================================================
Methodology: Follow-up of a prospective, multi-center, open-label, single-test comparison study
(95-CH2000-3.0).

==========================================================================================================
Number of patients (planned and analyzed): All patients enrolled in the Pilot and Main study of Study
95-CH2000-3.0 who were not in violation of that protocol, planned. 246 patients were included in the All
Patients Sample for this interim report; of these follow-up data was available for 201 patients.

==========================================================================================================
Diagnosis and main criteria for inclusion: Patients referred for electrophysiology (EP) testing for evaluation of known, suspected or risk of cardiac arrhythmias, enrolled in Study 95-CH2000-3.0, (both the Pilot and Main Study), who were not in violation of the protocol of that study are to be followed for one year.  This interim report includes only patients who were enrolled on or before February 28,
1998 and includes follow up data received as of June 30, 1998.

==========================================================================================================

                                August 20, 1998

==========================================================================================================
Device serial number(s):  95016, 96024, 96035, 96036, 96052, 96058, 96059, 28030100, 28100146, 29010167

==========================================================================================================
Criteria for evaluation:
Efficacy: Efficacy was determined by the ability of each test to predict risk of ventricular
--------
tachyarrhythmias as determined by the occurrence of a (1) VTE or of a (2) VTE or death.

Safety: Not applicable to this protocol.  No procedures were performed for this study.
------

==========================================================================================================
Statistical methods: Demographic and baseline characteristics were analyzed using descriptive statistics for all patients and all patients with follow-up data.  Kaplan-Meier plots of event-free survival versus of the number of days from the date of the TWA, SAECG or EP test were generated.  Analysis of positive versus negative TWA, SAECG, and EP findings for each endpoint type are presented.  Endpoint types are:
(1) VTE and (2) VTE or Death.

==========================================================================================================
SUMMARY - CONCLUSIONS:

EFFICACY RESULTS: The primary null-hypothesis test was that the event-free survival (e.g., the absence of an occurrence of a VTE) of patients with a negative TWA test result, and patients with a positive
TWA test result, were the same.  This null hypothesis was formally tested using a two-sided log rank statistic.  The desired outcome (rejection of the null hypothesis in favor of the alternative hypothesis) was that the event-free survival of patients with a negative TWA test result differed from patients with a positive TWA test result.  This outcome was achieved.  The log rank test statistic p-value for the test of the null hypothesis was 0.007, resulting in a rejection of the null hypothesis.

TWA was substantially more predictive of a ventricular tachyarrhythmic event than was SAECG, as evidenced by the relative risks of the tests (6.68 for TWA versus 2.57 for SAECG) and the log-rank test statistic p-values comparing the positive and negative event-free survival findings, which were statistically significant for TWA (p = 0.007) but not for SAECG (p = 0.092).  TWA was also more predictive of a ventricular tachyarrhythmic event or death than was SAECG, as evidenced by the relative risks of the tests (10.99 for TWA versus 1.79 for SAECG) and the log-rank test statistic
p-values comparing the positive and negative event-free survival findings, which were statistically significant for TWA (p less than 0.001) but not for SAECG (p = 0.220).

TWA was somewhat more predictive of a ventricular tachyarrhythmic event than was EP, as evidenced by the relative risks of the tests (6.68 for TWA versus 4.90 for EP) and the log-rank test statistic
p-values comparing the positive and negative event-free survival findings, which were statistically significant for both TWA (p = 0.007) and EP (p = 0.001).  But, TWA was somewhat also more predictive of a ventricular tachyarrhythmic event or death than was EP, as evidenced by the relative risks of the tests (10.99 for TWA versus 3.12 for EP).  The log-rank test statistic
p-values comparing the positive and negative event-free survival findings were statistically significant for both TWA (p less than 0.001) and for EP (p = 0.006).

==========================================================================================================

                                August 20, 1998

=========================================================================================================
SAFETY RESULTS: Not applicable to this study.
--------------
CONCLUSION: The results of this study indicated that, in this population, TWA was predictive of risk of ventricular arrhythmias and/or death.  TWA was substantially more predictive than SAECG and was somewhat more predictive than EP.

Date of the report: August 20, 1998
==========================================================================================================

                                August 20, 1998

3.   TABLE OF CONTENTS

1.          TITLE PAGE............................................................................      I

2.          STUDY SYNOPSIS........................................................................    III

3.          TABLE OF CONTENTS.....................................................................     VI

4.          LIST OF ABBREVIATIONS AND DEFINITIONS OF TERMS........................................     IX

5.          ETHICS................................................................................      1

 5.1.       Institutional Review Board (IRB)......................................................      1

 5.2.       Ethical review........................................................................      1

 5.3.       Ethical conduct of the study..........................................................      1

6.          INVESTIGATORS AND STUDY ADMINISTRATIVE STRUCTURE......................................      2

  6.1.      Investigators.........................................................................      2

  6.2.      Sponsor's study personnel.............................................................      3

7.          INTRODUCTION..........................................................................      3

  7.1.      Device information....................................................................      3

    7.1.1.  The CH 2000...........................................................................      3

    7.1.2.  The HI RES(TM) ECG Electrode..........................................................      3

  7.2.      Background............................................................................      3

  7.3.      Prior Studies.........................................................................      4

  7.4.      Clinical Implications.................................................................      5

                                August 20, 1998

8.          STUDY OBJECTIVES......................................................................     6

9.          STUDY POPULATION......................................................................     6

   9.1.     Inclusion Criteria....................................................................     6

   9.2.     Exclusion Criteria....................................................................     6

10.         STUDY PROCEDURES......................................................................     7

   10.1.    Follow-Up.............................................................................     7

   10.2.    Termination...........................................................................     7

   10.3.    Withdrawal Criteria...................................................................     7

11.         EFFICACY AND SAFETY VARIABLES.........................................................     8

   11.1.    Efficacy and safety measurements assessed.............................................     8

   11.2.    Description of all efficacy variables.................................................     8

   11.3.    Description of all safety variables...................................................     8

   11.4.    Data Quality Assurance................................................................     8

   11.5.    Statistical Methods And Determination Of Sample Size..................................     8

    11.5.1. Statistical and analytical plans......................................................     8

    11.5.2. Determination of sample size..........................................................    10

    11.5.3. Data management.......................................................................    11

   11.6.    Changes In The Conduct Of The Study Or Planned Analyses...............................    12

    11.6.1. Changes in the Conduct of the Study...................................................    12

12.         STUDY PATIENTS........................................................................    12

   12.1.    Disposition Of Patients...............................................................    12

   12.2.    Protocol Deviations...................................................................    13

                                August 20, 1998

13.         EFFICACY EVALUATION...................................................................  13

  13.1.     Data Sets Analyzed....................................................................  13

  13.2.     Demographic And Other Baseline Characteristics........................................  13

  13.3.     Endpoint Events.......................................................................  20

   13.3.1.  TWA Testing:  Ventricular Tachyarrhythmic Event.......................................  23

   13.3.2.  TWA Testing:  Ventricular Tachyarrhythmic Event or Death..............................  24

   13.3.3.  SAECG Testing:  Ventricular Tachyarrhythmic Event.....................................  25

   13.3.4.  SAECG Testing:  Ventricular Tachyarrhythmic Event or Death............................  26

   13.3.5.  EP Testing:  Ventricular Tachyarrhythmic Event........................................  27

   13.3.6.  EP Testing:  Ventricular Tachyarrhythmic Event or Death...............................  28

  13.4.     Efficacy conclusions..................................................................  30

14.         DISCUSSION AND OVERALL CONCLUSIONS....................................................  31

                                August 20, 1998

4.   LIST OF ABBREVIATIONS AND DEFINITIONS OF TERMS


      TERM                                        ABBREVIATION
      BPM                                         Beats per minute
      Congestive heart failure                    CHF
      Coronary artery bypass graft                CABG
      Electrocardiogram                           ECG
      Electrophysiology                           EP
      Implantable cardioverter defibrillator      ICD
      Institutional review board                  IRB
      New York Heart Association                  NYHA
      Signal-averaged ECG                         SAECG
      T-wave alternans                            TWA
      Ventricular fibrillation                    VF
      Ventricular tachycardia                     VT
      Ventricular Tachyarrhythmic Event           VTE

                                August 20, 1998

5.   ETHICS

This was a non-significant-risk study involving no risk to the patients. There were no procedures required for this study.

     5.1.   INSTITUTIONAL REVIEW BOARD (IRB)

     This study was performed in accordance with the principals of the Declaration of Helsinki and in accordance with 21 CFR 50 Protection of Human Patients and 21 CFR 56 Institutional Review Boards.

     Prior to initiating this study, the protocol and Informed Consent Form were reviewed and approved by a properly constituted Institutional Review Board
     (IRB). The Principal Investigator at each site submitted an application to that site's IRB. The Principal Investigator at each site bore complete responsibility for the conduct of the study at that site.

     The opinions of the IRB were dated and given in writing. A list of those present at the committee meeting (names and positions) was attached whenever possible. It was the responsibility of the Investigator to forward to Cambridge Heart before the initiation of the study a copy of the approval from the IRB clearly identifying the protocol submitted for review.

     5.2.   ETHICAL REVIEW

     The Investigator was responsible for informing the IRB of any serious adverse events, amendments to the protocol as well as notification of the termination/completion of the study as per local requirements. All correspondence with the committee was maintained by the Investigator.

     5.3.   ETHICAL CONDUCT OF THE STUDY

     The conduct of the study was audited by the Sponsor for conformance with the GCP guidance E6 released by FDA in April 1996.

                                August 20, 1998

6.   INVESTIGATORS AND STUDY ADMINISTRATIVE STRUCTURE

     6.1.   INVESTIGATORS

     The study was conducted by six Investigators at seven investigational sites. All investigators contributed patients to this interim analysis.

     ---------------------------------------------------------------------------
      INVESTIGATOR                       SITE (NUMBER)
     ---------------------------------------------------------------------------
      Kelley P. Anderson, MD             University of Pittsburgh Medical Center
                                         200 Lothrup Street
                                         Pittsburgh, PA 15213-2582 (21)
     ---------------------------------------------------------------------------
      Daniel M. Bloomfield, MD           Columbia Presbyterian Medical Center
                                         Director, Syncope Center
                                         Harkness Pavilion, Room 362
                                         180 Ft. Washington Ave.
                                         New York, NY 10032 (26)
     ---------------------------------------------------------------------------
      Nabil El-Sherif, MD                SUNY Health Sciences Center
                                         Professor of Medicine and Physiology
                                         Room B-2 325
                                         Box 1199
                                         450 Clarkston Ave.
                                         Brooklyn, NY 11203 (12)

                                         And

                                         VA Medical Center
                                         800 Poly Place
                                         Brooklyn, NY 11209 (12)
     ---------------------------------------------------------------------------
      Mark Estes, MD                     New England Medical Center
                                         Director Cardiac Arrhythmia Service
                                         NEMC 197
                                         750 Washington St.
                                         Boston, MA 02111 (11)
     ---------------------------------------------------------------------------
      Michael R. Gold, MD, PhD           University of Maryland Medical Center
      (Principal Investigator)           Director Cardiac Electrophysiology
                                         Service
                                         Room N3W79
                                         22 South Greene Street
                                         Baltimore, MD 21201-1595 (22)
     ---------------------------------------------------------------------------
      David J. Wilber, MD                University of Chicago Hospitals
                                         Director, Electrophysiology
                                         Department of Cardiology, MC09024
                                         DCAM room 5734
                                         Chicago, IL 60367 (27)
     ---------------------------------------------------------------------------

                                August 20, 1998

     6.2.   SPONSOR'S STUDY PERSONNEL

     Jeffery Arnold, CEO, was the Sponsor's representative for the study.

7.   INTRODUCTION

     7.1.   DEVICE INFORMATION

            7.1.1.  The CH 2000

            The CH 2000 Cardiac Diagnostic System received FDA 510(k) clearance on February 29, 1996 (510(k) Number K950018).

            The CH 2000 is a computerized platform which supports a wide range of standard stress test protocols as well as performing TWA computation at rest, during exercise, pacing or pharmacologic stress. TWA is computed by the spectral method as published by J.M. Smith et al., Circulation 1988; 77:110-21. The CH 2000 meets the standards for diagnostic electrocardiographic devices and where applicable, for cardiac monitors, heart rate meters and alarms.

            7.1.2.  The HI RES(TM) ECG Electrode

            The Hi Res(TM) ECG Electrode is manufactured by Cambridge Heart, Inc. It received FDA 510(k) clearance on August, 29, 1996 (510(k) Number K962115).

            The Hi-Res(TM) ECG Electrode is a pregelled, single use, multi segment, Silver/Silver Chloride electrode for short-term use to measure ECG signals with the Cambridge Heart CH 2000 Stress Test System.

     7.2.   BACKGROUND

     Approximately 300,000 patients die each year of sudden cardiac death in the United States alone. The proximate cause of death in the vast majority of these cases is a ventricular rhythm disturbance. Patients known to be at high risk for ventricular arrhythmias may be treated with various modalities, including anti-arrhythmic drugs, placement of internal defibrillators and/or ablation procedures, conducted in the catheterization

                                August 20, 1998
     laboratory or operating room, which attempt to selectively destroy cardiac tissue to prevent arrhythmias.

     The standard clinical technique for identifying individuals at risk for ventricular arrhythmias is electrophysiology (EP) testing, an invasive procedure in which catheter electrodes are placed into the patient's heart and electrical impulses are delivered in a deliberate attempt to induce the arrhythmias. Because EP testing is an expensive, invasive procedure which involves significant risk to the patient, a variety of clinical data are used to determine which patients should undergo EP testing.

     One of the techniques used for this purpose is the signal-averaged electrocardiogram (SAECG). The SAECG is a technique for measuring low amplitude potentials in the ECG which are predictive of an individual's risk of ventricular arrhythmias/1/. Recently, measurement of low levels of repolarization or T-wave alternans (TWA) in the electrocardiogram (ECG), during increased heart rate, has also been shown to be predictive of an individual's risk of ventricular arrhythmias/2/.

     In Rosenbaum et al., 1994, the heart rate of patients undergoing electrophysiology study was raised by pacing the heart electrically in the catheterization laboratory. Studies currently underway in Europe and the US have indicated that the use of an exercise stress test as a noninvasive means of raising the patients' heart rate is adequate to measure TWA levels in patients scheduled to undergo EP testing. The current investigation uses exercise as a non-invasive method of raising heart rate.

     7.3.   PRIOR STUDIES

     A prior study was completed in the US to determine the value of TWA as a predictor of risk of ventricular arrhythmias as determined by the results of EP testing and to compare this predictive value to that of SAECG. TWA was recorded during sinus rhythm and with the heart rate elevated

_________________________

/1/ M.E. Cain, J.L. Anderson, M F. Arnsdorf, J.W. Mason, M.M. Scheinman, A.L. Waldo. ACC Expert Consensus Document, Signal-Averaged Electrocardiography, JACC Vol. 27, No. l, 238-49, 1996

/2/ D.S. Rosenbaum, L.E. Jackson, J.M. Smith, H.G. Garan, J.N. Ruskin and R.J. Cohen. Electrical Alternans and Vulnerability to Ventricular Arrhythmias, New England Journal of Medicine, 330:235-24 l, 1994.

                                August 20, 1998
     by exercise./3/ TWA recordings were made at rest and during a bicycle exercise protocol to maintain the heart rate at 100 beats per minute (BPM). A total of 27 patients undergoing EP testing were included, based on their ability to complete the exercise protocol. Results in this patient population indicated that TWA had a sensitivity of 89% and specificity of 75%, and an overall clinical accuracy of 80% (P lesser than 0.003). TWA was superior to SAECG which was not a statistically significant predictor in this study.

     A second study compared microvolt TWA to EP testing and to other currently used noninvasive methods with respect to prediction of future ventricular tachyarrhythmic events in 95 patients with a history of ventricular tachyarrhythmias scheduled to undergo implantation of a cardioverter/defibrillator./4/ In addition to TWA and EP testing, the patients underwent determination of left ventricular ejection fraction, baroreflex sensitivity, SAECG, analysis of 24-hour Holter monitoring for heart rate variability and the presence of nonsustained ventricular tachycardia (VT), and the measurement of QT dispersion from the 12-lead ECG. The endpoint of the study was the first appropriate firing of a cardioverter/defibrillator for ECG-documented ventricular fibrillation (VF) or ventricular tachycardia during follow-up. Kaplan-Meier event-free survival analysis revealed that only TWA (P lesser than 0.006) and left ventricular ejection fraction (P lesser than 0.04) were statistically significant risk stratifiers. Multivariate Cox regression analysis suggested that TWA was the only statistically significant independent risk factor.

     7.4.   CLINICAL IMPLICATIONS

     Patients being evaluated for anti-arrhythmic therapy, either with drugs such as sotalol, amiodarone or quinidine, or with the placement of implantable cardioverter/defibrillators (ICDs) will most likely undergo an EP study. Electrophysiology studies are expensive and present a significant risk to patients. The process of determining which patients should undergo these studies involves the evaluation of information from many sources, including family history, the patient's medical history, results from ECGs, tilt-table tests, exercise-tolerance tests and other tests

______________________

/3/ N.A.M. Estes, G. Michaud, D.P. Zipes, N. El-Sherif, F.J. Venditti, D.S. Rosenbaum, P. Albrecht, P.J. Wang, R.J. Cohen. "Electrical Alternans During Rest and Exercise as Predictors of Vulnerability to Ventricular Arrhythmias". Am J Cardiol 1997;80:1314-1318.

/4/ S.A. Hohnoloser, T. Klingenheben, M. Zebel, J. Peetermans, R. Cohen. "T Wave Alternans as a Toll for Risk Stratification in Patients with Malignant
     Arrhythmias: Prospective Comparison with conventional Risk Markers". Submitted for publication.

                                August 20, 1998
     that might be indicated. Even with all the information currently available, many of those patients referred for EP studies (approximately 50% according to Rosenbaum et al., 1994) will not be inducible in the laboratory.

     TWA is predictive of increased risk of ventricular arrhythmias. As such it is a valuable addition to the physicians' armamentarium to aid in identifying those patients who will benefit from further diagnostic tests or therapeutic interventions as well as those patients who may not benefit from additional testing or interventions.

8.   STUDY OBJECTIVES

The objective of this study was to demonstrate that, in patients being evaluated for known, suspected or risk of cardiac arrhythmias, the presence of T-wave alternans (TWA) measured during exercise using the CH 2000 spectral method, was predictive of a spontaneous ventricular tachyarrhythmic event (VTE). In addition, an analysis was performed of the ability of T-wave alternans to predict a combined endpoint of VTE or death. Finally, an analysis was made of signal-averaged electrocardiogram (SAECG) and EP study results with regard to their prediction of both endpoint types: (1) VTE and (2) VTE or death.

All patients enrolled in protocol 95-CH2000-3.0 and all its amendments since October 1996 and who were not in violation of the protocol of that study were followed for 12 months under this protocol. This interim report includes patients enrolled on or before February 28, 1998 and follow-up received on or before June 30, 1998.

9.   STUDY POPULATION

     9.1.   INCLUSION CRITERIA

     The patient is enrolled in Protocol 95-CH2000-3.0 or one of its amendments.

     9.2.   EXCLUSION CRITERIA

     The patient was enrolled in Protocol 95-CH2000-3.0 in violation of the terms of that protocol.

                                August 20, 1998

10.  STUDY PROCEDURES

     10.1.  FOLLOW-UP

     Follow-up was obtained from medical records, letters or telephone calls to referring physicians or by direct contact with patients. Follow-up information included a record of cardiac arrhythmias, syncopal episodes, cardiac arrest, implantation of cardiac defibrillators or pacemakers, modification of blocker or anti-arrhythmic medications, cardiac surgery, revascularization procedures, myocardial infarction and death. No additional testing was required. Classification of follow-up events was made by the individual investigators and then reviewed by an Events Committee consisting of two independent physicians who conferred and made the final determination.

     10.2.  TERMINATION

     The patient's participation in this study was completed when the 12-month follow-up had been obtained or until the patient was withdrawn from the study for any reason, was lost to follow-up, or experienced an event.

     10.3.  WITHDRAWAL CRITERIA

     If a patient was withdrawn from the Protocol 95-CH2000-3.0 for any reason, then that patient was not enrolled in this study. The reason for early termination was recorded on the Protocol 95-CH2000-3.0 case report form. A patient was withdrawn from the Protocol 95-CH2000-3.0 study for any of the following reasons:

     1. Death (prior to completion of all Protocol 95-CH2000-3.0 study procedures)

     2.  Noncompliance or uncooperativeness

     3.  Patient request

     4.  Lost to Follow-up

     5. Investigator's judgment that withdrawal was in the best interest of the patient

     6.  Termination of the research by the sponsor

                                August 20, 1998

11.  EFFICACY AND SAFETY VARIABLES

     11.1.  EFFICACY AND SAFETY MEASUREMENTS ASSESSED

     Follow-up was obtained from medical records, letters or telephone calls to referring physicians or by direct contact with patients. Follow-up information included a record of cardiac arrhythmias, syncopal episodes, cardiac arrest, implantation of cardiac defibrillators or pacemakers, modification of blocker or anti-arrhythmic medications, revascularization procedures, cardiac surgery, myocardial infarction and death. No additional testing was required.

     11.2.  DESCRIPTION OF ALL EFFICACY VARIABLES

     The predictive value of TWA was determined by collecting information on subsequent spontaneous ventricular tachyarrhythmic events and deaths.

     11.3.  DESCRIPTION OF ALL SAFETY VARIABLES

     No procedures were performed in this study so no safety information was collected.

     11.4.  DATA QUALITY ASSURANCE

     Monitoring of patient enrollment data was performed as part of Protocol 95-CH2000-3.0. Source documentation of events was reviewed by the Events Committee.

     11.5.  STATISTICAL METHODS AND DETERMINATION OF SAMPLE SIZE

            11.5.1.  Statistical and analytical plans

                     11.5.1.1.  Variables

                     Baseline and demographic data for this study were collected during the study conducted under Protocol 095-CH2000-3.0.

                     Demographic data presented included age, sex, height and weight. Medical history data (e.g., coronary artery disease, myocardial infarction, valvular heart disease, etc.) are

                                August 20, 1998
                     presented. Baseline physical findings of the index arrhythmia, including ECG data, New York Heart Association
                     (NYHA) data, and ejection fraction data, are presented.

                     Endpoint event summary data findings included type of endpoint event and censoring event category.

                     11.5.1.2.  Analytical plan

                     Descriptive statistics were tabulated and presented for data as follows: for continuous data, measures for central tendency (mean, median, standard error of the mean, minima, and maxima) are presented, while for categorical data, the number and percent of patients within each category are presented. For categorical data, only non-missing values were used to calculate the percentages.

                     11.5.1.3.  Handling of dropouts

                     Using Kaplan-Meier methodology, dropouts were included in the analysis as appropriate.

                     11.5.1.4.  Patient populations analyzed

                     There were two defined statistical populations in the analysis:

                     1. The All Patients Sample, defined as patients who were enrolled in Study 95-CH2000-3.0 (both the Pilot and Main Study) on or before February 28, 1998, and who were not in violation of the protocol of that study.

                     2. The Patients With Follow-up Sample, defined as patients in the All Patients Sample for whom follow-up data are not missing. Determination of follow-up was performed as follows: Patients with less than 15 days of follow-up for whom no endpoint events have occurred are considered to have follow-up data missing.

                     11.5.1.5.  Statistical methods

                                August 20, 1998

                     Demographic and baseline characteristics were analyzed using descriptive statistics for All Patients and All Patients with Follow-up data. Kaplan-Meier plots of event-free survival (to first endpoint event) versus of the number of days from the date of the TWA, SAECG or EP test were generated. Analysis of positive versus negative TWA, SAECG, and EP findings for each type of endpoint are presented. Endpoint types include (1) VTE and (2) VTE or Death.

                     For the endpoint of VTE, follow-up data were censored upon the occurrence of cardiac surgery other than CABG, myocardial infarction, or initiation or discontinuation of antiarrhythmic drugs (Vaughn Williams Class I or III). For the endpoint of VTE or Death, no censoring was applied.

                     The total number of events of each type are presented, as well as the relative risk and a two-sided log-rank p-value testing the equivalence of the positive and negative findings for each of the tests. Statistical significance was declared at the alpha = 0.05 level.

                     All data used in the Kaplan-Meier plots are presented in data listings.

            11.5.2.  Determination of sample size

            The primary hypotheses was that, in the population being studied, the presence of TWA measured during exercise is predictive of subsequent ventricular arrhythmic events. The sample size required was calculated to address issues related to this hypothesis stated as:

            H\0\: Event-free survival rate of TWA+ = event-free survival rate of TWA-

            H\1\: Event-free survival rate of TWA+ not equal to event-free survival rate of TWA-

            Where H\0\ is the null hypothesis being tested and H\1\ is the alternative. The Fisher's Exact Test/5/ the Kaplan-Meier life table analysis, and a log-rank statistic were used to test this hypothesis.

            The minimum sample size for this study was determined as follows:

                                August 20, 1998

            From Rosenbaum et al/6/ we estimated that at one year in this population the event-free survival rate of TWA+ patients and TWA-patients would be 60% and 95% respectively.

            From Fleiss, pg. 41, the sample size required to provide 80% power to reject the null hypothesis H\0\ at the p less than 0.05 level was calculated as:

                       [CALULATION FORMULA APPEARS HERE]

            where:

                       [CALULATION FORMULA APPEARS HERE]

            P\1\ = 0.95 is the one year event-free survival rate for TWA-Q\1\ = 0.05 is the one year event rate for TWA-
            P\2\ = 0.60 is the one year event-free survival for TWA+
            Q\2\ = 0.40 is the one year event rate for TWA+
            P = 0.775 is the overall mean one year event-free survival rate Q = 0.225 is the overall mean one year event rate
            C\a/2\\ = 1.645 is the Z score for alpha less than 0.05 (single sided)
            C\/1-\b\ = 0.842 is the Z score for power = 80%

            Solving for n, the required sample size was 39 evaluated patients per group (total 78 patients). The expected determinate rate for TWA studies was 80%. Therefore it was expected that approximately 100 patients would have to be enrolled.

            11.5.3.  Data management

            All data captured on the Events Summary Form was double-key entered into a Microsoft ACCESS database using a validated data management system. Verification was performed by comparing the two passes of data entry and resolving any differences.

     11.6.  CHANGES IN THE CONDUCT OF THE STUDY OR PLANNED ANALYSES

     Two amendments were made to the clinical protocol. The following is a summary of the changes resulting from each amendment. Both amendments were implemented prior to collection of follow-up data for the first patient in the study.

                                August 20, 1998

            11.6.1.  Changes in the Conduct of the Study

                     11.6.1.1.  Amendment 1: March 6, 1998

                     The purpose of this amendment was to add a more precise definition of endpoint events, and the statement that classification of follow-up events were made by the individual investigators and reviewed by an independent physician. (In actuality, at the request of the independent physician, a second independent physician was added. These two are referred to as the Events Committee.)

                     11.6.1.2.  Amendment 2: March 25, 1998

                     The purpose of this amendment was to add an exclusion criterion: patients who were enrolled in Protocol 95-CH2000-3.0 in violation of the terms of that protocol were excluded from this study.

12.  STUDY PATIENTS

     12.1.  DISPOSITION OF PATIENTS

     A total of 246 patients from Study 95-CH200-3.0 (both the Pilot Study and the Main Study) were enrolled in the study by six investigators at seven sites (one investigator was affiliated with two sites). Of these, 201 (81.7%) had follow-up data. The mean number of days of follow-up was 257.6 (ranging from 18 to 521 days). Table 1 presents the number of patients in the study.

                                August 20, 1998

     TABLE 1.  PATIENT DISPOSITION

     ---------------------------------------------------------------------------
                                         Number of          Percent of
                                         Patients           Patients
     ---------------------------------------------------------------------------
     All Patients/a/                        246                  100.0
     ---------------------------------------------------------------------------
     All Patients with Follow-up Sample/b/  201                   81.7
     ---------------------------------------------------------------------------
     Duration of Follow-up (days)
     ---------------------------------------------------------------------------
      N                                                     201
     ---------------------------------------------------------------------------
      Mean                                                257.6
     ---------------------------------------------------------------------------
      Median                                                264
     ---------------------------------------------------------------------------
      Std. Dev.                                           116.4
     ---------------------------------------------------------------------------
      Minimum                                                18
     ---------------------------------------------------------------------------
      Maximum                                               521
     ---------------------------------------------------------------------------

     /a/ Includes all patients from the 95-CH2000-3.0 study, who were not in violation of the protocol, and for whom the first procedure in the 95-CH2000-3.0 study was prior to February 28, 1998.

     /b/  Includes those in the All Patients Sample who had follow-up data.

     Source: Appendix VI, Table 1.1.

     12.2.  PROTOCOL DEVIATIONS

     No significant protocol deviations occurred during this study.

13.  EFFICACY EVALUATION

     13.1.  DATA SETS ANALYZED

     13.2.  DEMOGRAPHIC AND OTHER BASELINE CHARACTERISTICS

     Data used for this analysis were collected during Study 95-CH2000-3.0.

     Table 2 presents demographic and baseline characteristics for both samples at screening during Study 95-CH2000-3.0. Patients who had

                                August 20, 1998
     follow-up data (those patients included in the All Patients With Follow-up Sample) were representative of those included in the All Patients Sample. There were no clinically significant differences between the two sample populations with respect to any of these variables. Mean age was approximately 56 years, mean height was approximately 68 inches, and mean weight was approximately 175 pounds. Similar proportions of males and females were included in both the All Patients and the All Patients With Follow-up samples.

                                August 20, 1998

     TABLE 2.  DEMOGRAPHICS

     ---------------------------------------------------------------------------
                         ALL PATIENTS             ALL PATIENTS WITH FOLLOW-UP
                           (N = 246)                        (N = 201)
     ---------------------------------------------------------------------------
                       N              %           N                     %
     ---------------------------------------------------------------------------
     Age (years)
     ---------------------------------------------------------------------------
         N                245                              201
     ---------------------------------------------------------------------------
         Mean            56.1                             56.1
     ---------------------------------------------------------------------------
         Median            57                               57
     ---------------------------------------------------------------------------
         Std. Dev.       15.5                             15.4
     ---------------------------------------------------------------------------
         Minimum           18                               18
     ---------------------------------------------------------------------------
         Maximum           86                               86
     ---------------------------------------------------------------------------
     Sex
     ---------------------------------------------------------------------------
         Male             158         64.2                 126          62.7
     ---------------------------------------------------------------------------
         Female            88         35.8                  75          37.3
     ---------------------------------------------------------------------------
     Height (inches)
     ---------------------------------------------------------------------------
         N                244                              199
     ---------------------------------------------------------------------------
         Mean            67.9                             67.9
     ---------------------------------------------------------------------------
         Median            68                               68
     ---------------------------------------------------------------------------
         Std. Dev.        3.9                              3.8
     ---------------------------------------------------------------------------
         Minimum           59                               59
     ---------------------------------------------------------------------------
         Maximum           82                               82
     ---------------------------------------------------------------------------
     Weight (pounds)
     ---------------------------------------------------------------------------
         N                244                              201
     ---------------------------------------------------------------------------
         Mean           177.7                            173.9
     ---------------------------------------------------------------------------
         Median           174                              171
     ---------------------------------------------------------------------------
         Std. Dev.       40.9                             39.9
     ---------------------------------------------------------------------------
         Minimum           97                               97
     ---------------------------------------------------------------------------
         Maximum          298                              298
     ---------------------------------------------------------------------------

Source: Appendix VI, Table 2.0.

                                August 20, 1998

     Table 3 presents medical history reported by the patients at screening during Study 95-CH2000-3.0. Again, there were no clinically significant differences between the two sample populations, and thus the patients with follow-up data were representative of all the patients included in the study.

     TABLE 3  MEDICAL HISTORY

     ----------------------------------------------------------------------
                                 All Patients   All Patients with Follow-up
                                   (N = 246)             (N = 201)
     ----------------------------------------------------------------------
               Event               N      %          N              %
     ----------------------------------------------------------------------
     Total Coronary Artery         116   47.2             96           47.8
      Disease
     ----------------------------------------------------------------------
          Coronary Artery          102   41.5             84           41.8
           Disease
     ----------------------------------------------------------------------
          Myocardial                85   34.6             71           35.3
           Infarction
     ----------------------------------------------------------------------
          DCM, Ischemic             43   17.5             33           16.4
     ----------------------------------------------------------------------
     DCM, Non Ischemic              18    7.3             12            6.0
     ----------------------------------------------------------------------
     Valvular Heart Disease         30   12.2             26           12.9
     ----------------------------------------------------------------------
     Other Structural Cardiac        9    3.7              6            3.0
      Abnormality
     ----------------------------------------------------------------------
     Cardiac Arrest                  7    2.8              7            3.5
     ----------------------------------------------------------------------
     Revascularization,             17    6.9             14            7.0
      PTCA
     ----------------------------------------------------------------------
     Revascularization,             34   13.8             29           14.4
      CABG
     ----------------------------------------------------------------------
     Other Cardiac                 144   58.5            114           56.7
     ----------------------------------------------------------------------
     Diabetes                       43   17.5             34           16.9
     ----------------------------------------------------------------------
     Other Non Cardiac             150   61.0            119           59.2
     ----------------------------------------------------------------------

     Source: Appendix VI, Table 3.0.

                                August 20, 1998

     Table 4 presents the counts of cardiovascular Index Events for patients in both samples. (The Index Event was the cardiovascular arrhythmia or symptom that led to referral for EP study.) Again, there were no clinically significant differences between the sample populations, and the patients with follow-up data were representative of all the patients included in the study. For both samples, the most frequently reported arrhythmia was suspected VT (38%), and the most frequently reported symptom was syncope (36%).

     TABLE 4.  INDEX EVENT

     -------------------------------------------------------------------
                              All Patients   All Patients with Follow-up
                                (N = 246)             (N = 201)
     -------------------------------------------------------------------
                               N       %          N              %
     -------------------------------------------------------------------
     Arrhythmia
     -------------------------------------------------------------------
        Documented VF            6     2.4              4            2.0
     -------------------------------------------------------------------
        Suspected VF             9     3.7              9            4.5
     -------------------------------------------------------------------
        Documented VT           35    14.3             28           14.0
     -------------------------------------------------------------------
        Suspected VT            96    39.2             76           38.0
     -------------------------------------------------------------------
        Documented SVT          37    15.1             33           16.5
     -------------------------------------------------------------------
        Suspected SVT           36    14.7             27           13.5
     -------------------------------------------------------------------
        Other                   26    10.6             23           11.5
     -------------------------------------------------------------------
        Missing                  1                      1
     -------------------------------------------------------------------
     Symptoms
     -------------------------------------------------------------------
        Asymptomatic            24     9.8             19            9.5
     -------------------------------------------------------------------
        Cardiac Arrest          11     4.5             10            5.0
     -------------------------------------------------------------------
        Syncope (LOC)           87    35.5             71           35.5
     -------------------------------------------------------------------
        Pre-Syncope             79    32.2             59           29.5
         (light-headedness)
     -------------------------------------------------------------------
        Other                   44    18.0             41           20.5
     -------------------------------------------------------------------
        Missing                  1                      1
     -------------------------------------------------------------------

     Source: Appendix VI, Table 4.1.

                                August 20, 1998

     Table 5 presents ECG information reported by the patients at screening during Study 95-CH2000-3.0. There were no clinically significant differences between populations, and the patients with follow-up data were representative of all the patients included in the study. Ninety-seven percent of patients had sinus rhythm at baseline, and 70% of the patients had no intraventricular conduction defect at baseline. The ventricular rate averaged approximately 79 beats per minute.

     TABLE 5.  BASELINE ELECTROCARDIOGRAM: ALL PATIENTS

     --------------------------------------------------------------------
                               All Patients   All Patients with Follow-up
                                 (N = 246)             (N = 201)
     --------------------------------------------------------------------
                                 N      %           N              %
     --------------------------------------------------------------------
     Baseline ECG Rhythm
     --------------------------------------------------------------------
          Sinus                  239   97.6             195          97.5
     --------------------------------------------------------------------
          Other                    6    2.4               5           2.5
     --------------------------------------------------------------------
          Missing                  1                      1
     --------------------------------------------------------------------
     Intraventricular
      Conduction Defect
     --------------------------------------------------------------------
          None                   174   70.6             140          70.0
     --------------------------------------------------------------------
          RBBB Complete           11    4.7              10           5.0
     --------------------------------------------------------------------
          RBBB                    13    5.5              11           5.5
           Incomplete
     --------------------------------------------------------------------
          LBBB Complete           19    7.5              13           6.5
     --------------------------------------------------------------------
          LBBB                     7    3.1               7           3.5
           Incomplete
     --------------------------------------------------------------------
          Left Anterior            4    1.6               4           2.0
           Hemiblock
     --------------------------------------------------------------------
          Left Posterior           0      0               0             0
           Hemiblock
     --------------------------------------------------------------------
          Other                   17    7.1              15           7.5
     --------------------------------------------------------------------
          Missing                  1                      1
     --------------------------------------------------------------------
     Ventricular Rate (bpm)
     --------------------------------------------------------------------
          N                      243                    199
     --------------------------------------------------------------------
          Mean                  78.3                   78.9
     --------------------------------------------------------------------
          Median                  76                     76
     --------------------------------------------------------------------
          Std. Dev.             18.4                   18.9
     --------------------------------------------------------------------
          Minimum                 44                     44
     --------------------------------------------------------------------
          Maximum                188                    188
     --------------------------------------------------------------------

     Source: Appendix VI, Table 4.2.

                                August 20, 1998

     Table 6 presents NYHA functional classifications and ejection fraction at baseline for patients in both samples. There were no clinically significant differences between the two sample populations.

     TABLE 6.  NYHA FUNCTIONAL CLASS AND EJECTION FRACTION AT BASELINE: ALL
                PATIENTS

     -----------------------------------------------------------
                                All Patients   All Patients with
                                  (N = 246)        Follow-up
                                                   (N = 201)
     -----------------------------------------------------------
                                  N      %        N         %
     -----------------------------------------------------------
     NYHA Functional Class
     -----------------------------------------------------------
          I                       164   67.2        135     67.5
     -----------------------------------------------------------
          II                       50   20.5         38     19.0
     -----------------------------------------------------------
          III                      28   11.5         25     12.5
     -----------------------------------------------------------
          IV                        2    0.8          2        1
     -----------------------------------------------------------
          Missing                   2                 1
     -----------------------------------------------------------
     Ejection Fraction (%)
     -----------------------------------------------------------
          N                       158               131
     -----------------------------------------------------------
          Mean                   39.9              40.3
     -----------------------------------------------------------
          Median                   36                38
     -----------------------------------------------------------
          Std. Dev.              19.2              19.2
     -----------------------------------------------------------
          Minimum                   4                 4
     -----------------------------------------------------------
          Maximum                  99                99
     -----------------------------------------------------------
     Method of Ejection
      Fraction Determination
     -----------------------------------------------------------
     Radionuclide                  12    5.3         11      5.8
      Ventriculogram
     -----------------------------------------------------------
          Contrast                 32   14.1         26     13.8
           Ventriculography
     -----------------------------------------------------------
          Echocardiogram          162   71.4        133     70.4
     -----------------------------------------------------------
          Other                    11    4.8         10      5.4
     -----------------------------------------------------------
          Unknown                  10    4.4          9      4.8
     -----------------------------------------------------------
          Missing                  19                12
     -----------------------------------------------------------

     Source: Appendix VI, Table 4.3.

                                August 20, 1998

     13.3.  ENDPOINT EVENTS

     Table 7 presents all patients with follow-up data who had an endpoint event (N = 201). A total of ten patients died -- four from a fatal VTE (sudden death), two resulting from a non-VTE cardiac event, and four from a non-cardiac or unknown cause. A total of 17 cases of VTE occurred (13 of these were non-fatal).

     TABLE 7.  ENDPOINT EVENTS

     --------------------------------------------------------
                                  ALL PATIENTS WITH FOLLOW-UP
     --------------------------------------------------------
                                       N              %
     --------------------------------------------------------
     End-Point Event                  21              10.5
     --------------------------------------------------------
         Non-Fatal VTE                13
     --------------------------------------------------------
         Fatal VTE                     4
     --------------------------------------------------------
         Total VTE                    17
     --------------------------------------------------------
         Non-VTE Cardiac Death         2
         Other Death                   4
     --------------------------------------------------------

     Source: Appendix VI, Table 5.0.

                                August 20, 1998

     For the endpoint of VTE, follow-up was terminated upon the occurrence of a censoring event. Table 8 presents censoring event categories for those patients with censoring events. Twenty-four (12%) of the patients in the All Patients Sample experienced a censoring event; 22 (11%) patients in the follow-up sample experienced a censoring event (two patients in the All Patients Sample had a change in anti-arrhythmic medications within 15 days of their EP test, and did not have additional follow-up. Thus, these two patients are not included in the All Patients with Follow-up Sample.) Both samples had 166 (83%) patients with no censoring event. The most frequent censoring event was a change in anti-arrhythmic medications (10% of the All Patients with Follow-up Sample), while one patient had cardiac surgery and two had cardiac transplants.

     TABLE 8.  CENSORING EVENT CATEGORIES

     ---------------------------------------------------------------------------
                                       ALL PATIENTS  ALL PATIENTS WITH FOLLOW-UP
                                        (N = 246)             (N = 201)
     ---------------------------------------------------------------------------
     Censoring Event                      24   12.0            22           11.0
     ---------------------------------------------------------------------------
        Change in Anti-Arrhythmic         22   12.0            20           10.0
     ---------------------------------------------------------------------------
        Drugs
     ---------------------------------------------------------------------------
        Cardiac Surgery (other than        1    0.5             1            0.5
        CABG or transplant)
     ---------------------------------------------------------------------------
        New Myocardial Infarction          0      0             0              0
     ---------------------------------------------------------------------------
        Cardiac Transplant                 2    1.0             2            1.0
     ---------------------------------------------------------------------------
     No Event                            166   83.0           166           83.0
     Missing                              45                    0
     ---------------------------------------------------------------------------

     A patient may have had more than one censoring event. Refer to Tables 6.1-
     8.2 for listings including patient censoring event information.

     Source: Appendix VI, Table 5.0.

     Figures 1.1 through 3.2 present Kaplan Meier curves of positive versus negative findings for TWA, SAECG, and EP testing, while Appendix Tables 6.1-8.2 present the patient data used to construct the curves. As follow-up data were necessary to perform these analyses, the All Patients With Follow-up sample was used for all Kaplan Meier curves and subsequent event-free survival analyses. In addition, each patient with determinate test findings (e.g., a positive or negative finding) in a test (TWA, SAECG, or EP) was included in the analysis of that test, regardless of whether the patient had determinate findings in the other

                                August 20, 1998
     two tests. Patients were censored by the following events: cardiac surgery other than CABG, myocardial infarction, and initiation or discontinuation of antiarrhythmic drugs. While there were 19 patients with more than 400 days of follow-up, none of these patients had an event after the 400/th/ day of follow-up. Thus, the Kaplan Meier curves were determined using up to the first 400 days of follow-up for each patient. Event-free survival and relative risk were computed at the 400 day time point. Results are presented for VTE, and VTE or death for each of TWA, SAECG and EP testing. Note that the y-axis of the Kaplan Meier curves, labeled as the "survival distribution function", indicates the probability of event-free survival at a given timepoint.

     Table 9 below summarizes the number of events, the relative risk, the probability of event-free survival for those with positive and negative findings, and the log rank test statistic p-values, testing that the probability of event-free survival for patients with positive and negative test findings are the same, for the TWA, SAECG, and EP tests.

     TABLE 9.  SUMMARY OF EVENT-FREE SURVIVAL ANALYSIS FINDINGS FOR TWA, SAECG,
                AND EP TESTS

     ------------------------------------------------------------------------------------------------------------
                                                    NUMBER   RELATIVE  LOG-RANK        PROBABILITY   PROBABILITY
                                                      OF      RISK     P-VALUE         OF SURVIVAL   OF SURVIVAL
                                                    EVENTS                             (POSITIVE)    (NEGATIVE)
     ------------------------------------------------------------------------------------------------------------
     FIRST
      VENTRICULAR TACHYARRHYTHMIC EVENT
     ------------------------------------------------------------------------------------------------------------
          TWA                                             9      6.68           0.007        0.8380        0.9758
     ------------------------------------------------------------------------------------------------------------
          SAECG                                          11      2.57           0.092        0.8414        0.9384
     ------------------------------------------------------------------------------------------------------------
          EP                                             13       4.9           0.001        0.7911        0.9574
     ------------------------------------------------------------------------------------------------------------
     FIRST
      VENTRICULAR TACHYARRHYTHMIC EVENT OR DEATH
     ------------------------------------------------------------------------------------------------------------
          TWA                                            12     10.99           0.001        0.7460        0.9769
     ------------------------------------------------------------------------------------------------------------
          SAECG                                          13      1.79           0.220        0.8498        0.9162
     ------------------------------------------------------------------------------------------------------------
          EP                                             17      3.12           0.006        0.7676        0.9255
     ------------------------------------------------------------------------------------------------------------

     Source: Appendix VI, Figures 1.1 to 3.2.

                                August 20, 1998

          13.3.1.  TWA Testing:  Ventricular Tachyarrhythmic Event

          There were 9 patients with follow-up data who had a determinate TWA test finding and experienced a ventricular tachyarrhythmic event. The relative risk of experiencing an event for those with a positive TWA test result compared to those with a negative TWA test result was 6.68, indicating that those with a positive TWA test result were more than six times more likely to experience a ventricular tachyarrhythmic event than those with a negative TWA test result. The probability of not experiencing a ventricular tachyarrhythmic event for those with a positive TWA test result was 0.8380, while the probability of not experiencing a ventricular tachyarrhythmic event for those with a negative TWA test result was 0.9758, indicating that those with a positive TWA test result were more likely to experience an event than those with a negative test result.

          The null hypothesis that the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event) of those patients with a negative TWA test result and those patients with a positive TWA test results were the same, was formally tested using a two-sided log rank statistic. The desired outcome was a rejection of the null hypothesis in favor of the alternative hypothesis that the event-free survival of those patients with a negative TWA test result differed from those patients with a positive TWA test result.

          The log rank test statistic p-value for the test of the null hypothesis was 0.007, resulting in a rejection of the null hypothesis. Thus, the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event) of those patients with a negative TWA test result differed from those patients with a positive TWA test result.

          Figure 1 below presents the Kaplan Meier curves of positive and negative TWA for first ventricular tachyarrhythmic event in the All Patients With Follow-up Sample.


                                August 20, 1998

                                                                              24
                             [CHART APPEARS HERE]

          FIGURE 1. KAPLAN MEIER CURVES OF EVENT-FREE SURVIVAL FOR TWA TEST
                    RESULTS: FIRST VENTRICULAR TACHYARRHYTHMIC EVENT

          13.3.2.  TWA Testing:  Ventricular Tachyarrhythmic Event or Death

          There were 12 patients with follow-up data who had a determinate TWA test finding and experienced either a ventricular tachyarrhythmic event or death. The relative risk of experiencing an event for those with a positive TWA test result compared to those with a negative TWA test result was 10.99, indicating that those with a positive TWA test result were almost eleven times more likely to experience a ventricular tachyarrhythmic event or death than those with a negative TWA test result. The probability of not experiencing a ventricular tachyarrhythmic event or death for those with a positive TWA test result was 0.7460, while the probability of not experiencing a ventricular tachyarrhythmic event or death for those with a negative TWA test result was 0.9769, indicating that those with a positive TWA test result were more likely to experience an event than those with a negative test result.

          The null hypothesis that the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event or death) of those patients with a negative TWA test result and those patients with a positive TWA test results are the same, was formally tested using a two-sided log rank statistic. The desired outcome was a rejection of the null hypothesis in favor of the alternative hypothesis that the event-free survival of those patients with a negative TWA test result differed from those patients with a positive TWA test result.

                                August 20, 1998

          The log rank test statistic p-value for the test of the null hypothesis was less than 0.001, resulting in a rejection of the null hypothesis. Thus, the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event or death) of those patients with a negative TWA test result differed from those patients with a positive TWA test result.

          Figure 2 below presents the Kaplan Meier curves of positive and negative TWA for the first ventricular tachyarrhythmic event or death in the All Patients With Follow-up Sample.

                             [CHART APPEARS HERE]

               FIGURE 2. KAPLAN MEIER CURVES OF EVENT-FREE SURVIVAL FOR TWA TEST
               RESULTS: FIRST VENTRICULAR TACHYARRHYTHMIC EVENT OR DEATH


          13.3.3.  SAECG Testing:  Ventricular Tachyarrhythmic Event

          There were 11 patients with follow-up that had a determinate SAECG test finding and experienced a ventricular tachyarrhythmic event. The relative risk of experiencing an event for those with a positive SAECG test result compared to those with a negative SAECG test result was 2.57, indicating that those with a positive SAECG test result were more than two and a half times more likely to experience a ventricular tachyarrhythmic event than those with a negative SAECG test result. The probability of not experiencing a ventricular tachyarrhythmic event for those with a positive SAECG test result was 0.8414, while the probability of not experiencing a ventricular tachyarrhythmic event for those with a negative SAECG test result was 0.9384, indicating that those with a positive SAECG test result were more likely to experience an event than those with a negative test result.

                                August 20, 1998

          The null hypothesis that the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event) of those patients with a negative SAECG test result and those patients with a positive SAECG test results were the same, was formally tested using a two-sided log rank statistic.

          The log rank test statistic p-value for the test of the null hypothesis was 0.092, resulting in failure to reject the null hypothesis. Thus, there was no statistical evidence that the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event) of those patients with a negative SAECG test result differed from those patients with a positive SAECG test result.

          Figure 3 below presents the Kaplan Meier curves of positive and negative SAECG findings for first ventricular tachyarrhythmic event endpoint in the All Patients With Follow-up Sample.

                             [CHART APPEARS HERE]

               FIGURE 3. KAPLAN MEIER CURVES OF EVENT-FREE SURVIVAL FOR SAECG TEST RESULTS: FIRST VENTRICULAR TACHYARRHYTHMIC EVENT

          13.3.4.  SAECG Testing:  Ventricular Tachyarrhythmic Event or Death

          There were 13 patients with follow-up data who had a determinate SAECG test finding and experienced either a ventricular tachyarrhythmic event or death. The relative risk of experiencing an event for those with a positive SAECG test result compared to those with a negative SAECG test result was 1.79, indicating that those with a positive SAECG test result were less than two times more likely to experience a ventricular tachyarrhythmic event than those with a negative SAECG test result. The probability of not

                                August 20, 1998
          experiencing a ventricular tachyarrhythmic event or death for those with a positive SAECG test result was 0.8498, while the probability of not experiencing a ventricular tachyarrhythmic event or death for those with a negative SAECG test result was 0.9162, indicating that those with a positive SAECG test result were more likely to experience an event than those with a negative test result.

          The null hypothesis that the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event or death) of those patients with a negative SAECG test result and those patients with a positive SAECG test results were the same, was formally tested using a two-sided log rank statistic.

          The log rank test statistic p-value for the test of the null hypothesis was 0.220, resulting in a failure to reject the null hypothesis. Thus, there was no statistical evidence that the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event or death) of those patients with a negative SAECG test result differed from those patients with a positive SAECG test result.

          Figure 4 below presents the Kaplan Meier curves of positive and negative SAECG for first ventricular tachyarrhythmic event or death endpoint in the All Patients With Follow-up Sample.

                             [CHART APPEARS HERE]

               FIGURE 4. KAPLAN MEIER CURVES OF EVENT-FREE SURVIVAL FOR SAECG TEST RESULTS: FIRST VENTRICULAR TACHYARRHYTHMIC EVENT OR DEATH

          13.3.5.  EP Testing:  Ventricular Tachyarrhythmic Event

          There were 13 patients with follow-up who had a determinate EP test finding and experienced a ventricular tachyarrhythmic event. The relative risk of experiencing an event for those with a positive

                                August 20, 1998

                                                                              28
          EP test result compared to those with a negative EP test result was 4.90, indicating that those with a positive EP test result were almost five times more likely to experience a ventricular tachyarrhythmic event than those with a negative EP test result. The probability of not experiencing a ventricular tachyarrhythmic event for those with a positive EP test result was 0.7911, while the probability of not experiencing a ventricular tachyarrhythmic event for those with a negative EP test result was 0.9574, indicating that those with a positive EP test result were more likely to experience an event than those with a negative test result.

          The null hypothesis that the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event) of those patients with a negative EP test result and those patients with a positive EP test results are the same, was formally tested using a two-sided log rank statistic.

          The log rank test statistic p-value for the test of the null hypothesis was 0.001, resulting in a rejection of the null hypothesis. Thus, the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event) of those patients with a negative EP test result is not the same as those patients with a positive EP test result.

          Figure 5 below presents the Kaplan Meier curves of positive and negative EP findings for first ventricular tachyarrhythmic event endpoint in the All Patients With Follow-up Sample.

                             [CHART APPEARS HERE]

               FIGURE 5. KAPLAN MEIER CURVES OF EVENT-FREE SURVIVAL FOR EP TEST
               RESULTS: FIRST VENTRICULAR TACHYARRHYTHMIC EVENT

          13.3.6.  EP Testing:  Ventricular Tachyarrhythmic Event or Death

                                August 20, 1998

          There were 17 patients with follow-up data who had a determinate EP test finding and experienced either a ventricular tachyarrhythmic event or death. The relative risk of experiencing an event for those with a positive EP test result compared to those with a negative EP test result was 3.12, indicating that those with a positive EP test result were more than three times more likely to experience a ventricular tachyarrhythmic event than those with a negative EP test result. The probability of not experiencing a ventricular tachyarrhythmic event or death for those with a positive EP test result was 0.7676, while the probability of not experiencing a ventricular tachyarrhythmic event or death for those with a negative EP test result was 0.9255, indicating that those with a positive EP test result were more likely to experience an event than those with a negative test result.

          The null hypothesis that the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event or death) of those patients with a negative EP test result and those patients with a positive EP test results were the same, was formally tested using a two-sided log rank statistic.

          The log rank test statistic p-value for the test of the null hypothesis was 0.006, resulting in a rejection of the null hypothesis. Thus, the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event or death) of those patients with a negative EP test result differed from those patients with a positive EP test result.

          Figure 6 below presents the Kaplan Meier curves of positive and negative EP findings for the first ventricular tachyarrhythmic event or death endpoint in the All Patients With Follow-up Sample.

                             [CHART APPEARS HERE]

                                August 20, 1998

               FIGURE 6.  KAPLAN MEIER CURVES OF EVENT-FREE SURVIVAL FOR EP TEST
               RESULTS: FIRST VENTRICULAR TACHYARRHYTHMIC EVENT OR DEATH

     13.4.  EFFICACY CONCLUSIONS

     The primary objective of this study was to demonstrate that the presence of T wave Alternans was predictive of spontaneous ventricular tachyarrhythmic events. The null hypothesis tested was that the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event) of those patients with a negative TWA test result and those patients with a positive TWA test results were the same. This null hypothesis was formally tested using a two-sided log rank statistic. The desired outcome, rejection of the null hypothesis in favor of the alternative hypothesis, was that event-free survival of patients with a negative TWA test result differed from patients with a positive TWA test result. This outcome was achieved. The log rank test statistic p-value for the test of the null hypothesis was 0.007, resulting in a rejection of the null hypothesis. Thus, the presence of a negative TWA test result was predictive of spontaneous ventricular tachyarrhythmic events.

     In addition to testing the primary objective as noted above, testing was performed to demonstrate that the presence of T wave Alternans was predictive of a spontaneous ventricular tachyarrhythmic event or death. The null hypothesis test was that the event-free survival (e.g., the absence of an occurrence of a ventricular tachyarrhythmic event or death) of those patients with a negative TWA test result and those patients with a positive TWA test results are the same. This null hypothesis was formally tested using a two-sided log rank statistic. The desired outcome, rejection of the null hypothesis in favor of the alternative hypothesis that the event-free survival of those patients with a negative TWA test result differed from those patients with a positive TWA test result, was achieved. The log rank test statistic p-value for the test of the null hypothesis was less than 0.001, resulting in a rejection of the null hypothesis. Thus, the presence of a positive TWA test result was predictive of spontaneous ventricular tachyarrhythmic events alone, and the presence of a positive TWA test result was also predictive of spontaneous ventricular tachyarrhythmic event or death.

     Another objective of this study was to analyze SAECG and EP results with respect to their ability to predict spontaneous ventricular tachyarrhythmic events, and spontaneous ventricular tachyarrhythmic event or death.

     TWA was substantially more predictive of a ventricular tachyarrhythmic event than was SAECG, as evidenced by the relative risks of the tests (6.68 for TWA versus 2.57 for SAECG) and the log-rank test statistic p-

                                August 20, 1998
     values comparing the positive and negative event-free survival findings, which were statistically significant for TWA (p = 0.007) but not for SAECG (p = 0.092). TWA was also more predictive of a ventricular tachyarrhythmic event or death than was SAECG, as evidenced by the relative risks of the tests (10.99 for TWA versus 1.79 for SAECG) and the log-rank test statistic p-values comparing the positive and negative event-free survival findings, which were statistically significant for TWA (p less than 0.001) but not for SAECG (p = 0.220).

     TWA was somewhat more predictive of a ventricular tachyarrhythmic event than was EP, as evidenced by the relative risks of the tests (6.68 for TWA versus 4.90 for EP) and the log-rank test statistic p-values comparing the positive and negative event-free survival findings, which were statistically significant for both TWA (p = 0.007) and EP (p = 0.001).
     But, TWA was somewhat more predictive of a ventricular tachyarrhythmic event or death than was EP, as evidenced by the relative risks of the tests (10.99 for TWA versus 3.12 for EP). The log-rank test statistic p-values comparing the positive and negative event-free survival findings were statistically significant for both TWA (p less than 0.001) and for EP (p = 0.006).

14.  DISCUSSION AND OVERALL CONCLUSIONS

This study followed patients enrolled in Protocol 95-CH2000-3.0 for 12 months to assess the ability of TWA testing to predict, using the spectral method of the CH 2000 Cardiac Diagnostic System and Hi Res ECG electrodes, increased risk of ventricular arrhythmias, evidence by the occurrence of spontaneous ventricular tachyarrhythmic events or ventricular tachyarrhythmic events or death.

A total of 246 male and female patients, enrolled in study 95-CH2000-3.0 prior to February 28, 1998, and were not in violation of the Protocol of that study, were included in these analyses. At the time the database closed for this report, June 30, 1998, a subset of these patients (N = 201) who had follow-up data, were used to analyze efficacy. No safety data were collected during the study.

The primary objective of this study, to show that positive TWA findings are predictive of increased risk of ventricular arrhythmias, was achieved. In addition, it was shown that positive TWA findings are predictive of increased risk of ventricular arrhythmias or death. The secondary objective of this study was to analyze SAECG and EP predictability of increased risk to ventricular arrhythmias.

Comparison of the results of the three tests indicated that, in the study population, positive TWA findings were substantially more predictive of

                                August 20, 1998
increased risk of ventricular arrhythmias than were positive SAECG findings, and positive TWA findings were somewhat more predictive of increased risk of ventricular arrhythmias as were positive EP findings. Comparison of the results of TWA, SAECG, and EP predictability of increased risk of ventricular arrhythmias or death, was also performed.

The results of this study indicated that TWA findings were a substantially better predictor of both endpoint event types than SAECG findings. TWA findings were also somewhat more predictive of both endpoint events than EP findings.

                                August 20, 1998